Exhibit 99.1

Byline Bancorp, Inc. Completes Private Placement of $75.0 Million of 6.875% Fixed-to-Floating Rate Subordinated Notes

Chicago, IL, August 7, 2025 – Byline Bancorp, Inc. (“Byline” or the “Company”) (NYSE: BY), the parent company of Byline Bank (the “Bank”), today announced the completion of a private placement of $75.0 million in aggregate principal amount of 6.875% Fixed-to-Floating Rate Subordinated Notes due 2035 (the “Notes”). The Company intends to use the net proceeds of the private placement of the Notes to redeem $75.0 million of outstanding 6.00% Fixed-to-Floating Rate Subordinated Notes due 2030.

The Notes will initially bear interest at an annual rate of 6.875% from August 7, 2025 to August 15, 2030, with interest during this period payable semi-annually in arrears. From August 15, 2030 to the stated maturity date or early redemption date, the interest rate will be reset quarterly to a floating rate equal to the then current three-month term Secured Overnight Financing Rate (SOFR) plus 322 basis points, with interest during this period payable quarterly in arrears. The Notes are redeemable by the Company, at its option, in whole or in part, on or after August 15, 2030, and at any time upon the occurrence of certain events. The Notes have been structured to qualify as Tier 2 capital for the Company for regulatory capital purposes.

Piper Sandler & Co. acted as sole placement agent for the Notes offering, Vedder Price P.C. served as Byline’s legal advisor, and Freshfields US LLP served as legal advisor to the placement agent.

The Notes have not been registered under the Securities Act of 1933, as amended, or any state securities laws and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. This press release is for informational purposes only and shall not constitute an offer to sell, or the solicitation of an offer to buy any security, nor shall there be any sale in any jurisdiction in which such an offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of such jurisdiction. The indebtedness evidenced by the Notes is not a deposit and is not insured by the Federal Deposit Insurance Corporation or any other government agency or fund.

About Byline Bancorp, Inc.

Headquartered in Chicago, Byline Bancorp, Inc. is the parent company of Byline Bank, a full service commercial bank serving small- and medium-sized businesses, financial sponsors, and consumers. Byline Bank has approximately $9.7 billion in assets as of June 30, 2025 and operates 45 branch locations throughout the Chicago and Milwaukee metropolitan areas. Byline Bank offers a broad range of commercial and community banking products and services including small ticket equipment leasing solutions and is one of the top Small Business Administration lenders in the United States.

Forward-Looking Statements

This communication contains forward-looking statements within the meaning of the U.S. federal securities laws. Forward-looking statements include, without limitation, statements concerning plans, estimates, calculations, forecasts and projections with respect to the anticipated future performance of Byline. These statements are often, but not always, made through the use of words or phrases such as ‘‘may’’, ‘‘might’’, ‘‘should’’, ‘‘could’’, ‘‘predict’’, ‘‘potential’’, ‘‘believe’’, ‘‘expect’’, ‘‘continue’’, ‘‘will’’, ‘‘anticipate’’, ‘‘seek’’,

‘‘estimate’’, ‘‘intend’’, ‘‘plan’’, ‘‘projection’’, ‘‘would’’, ‘‘annualized’’, “target” and ‘‘outlook’’, or the negative version of those words or other comparable words or phrases of a future or forward-looking nature. Forward-looking statements involve estimates and known and unknown risks, and reflect various assumptions and involve elements of subjective judgement and analysis, which may or may not prove to be correct, and which are subject to uncertainties and contingencies outside the control of Byline and its respective affiliates, directors, employees and other representatives, which could cause actual results to differ materially from those presented in this communication.

No representations, warranties or guarantees are or will be made by Byline as to the reliability, accuracy or completeness of any forward-looking statements contained in this communication or that such forward-looking statements are or will remain based on reasonable assumptions. You should not place undue reliance on any forward-looking statements contained in this communication.

Certain risks and important factors that could affect Byline’s future results are identified in its Annual Report on Form 10-K and other reports filed with the SEC, including among other things under the heading “Risk Factors” in its Annual Report on Form 10-K for the year ended December 31, 2024, and in its Quarterly Report on Form 10-Q for the quarter ended June 30, 2025. Any forward-looking statement speaks only as of the date on which it is made, and Byline undertakes no obligation to update any forward-looking statement, whether to reflect events or circumstances after the date on which the statement is made, to reflect new information or the occurrence of unanticipated events, or otherwise unless required under the federal securities laws.

Contact For Byline Bancorp, Inc.:

Investors / Media:

Thomas J. Bell III

Executive Vice President, Chief Financial Officer & Treasurer

Byline Bank

(773) 475-2959

tbell@bylinebank.com

Source: Byline Bancorp, Inc.